CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  February 4, 2009
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2009 the Company entered into a Ancillary Services/Broadcast Production Agreement with Robert Sullivan, for the Broadcast of three 25 minute radio interviews and one 15 minute television interview on “The Big Biz Show” and for other ancillary services.  In exchange for those services the Company has agreed to the issuance and delivery to Mr. Sullivan of 1,000,000,000 restricted shares of the Company’s common stock.  The agreement will be handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

ITEM 8.01	OTHER EVENTS

 On January 29, 2009 the Company and management of Style Perfect Inc. closed the retail location located in the Gateway Shopping Center in Salt Lake City, Utah.  The closing took place to reduce the expenses of operations at the store and allow all future marketing to be conducted through the website, www.blackchandelier.com, which continues to offer Black Chandelier creations for sale to the public.

ITEM 9.01                                Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10.04	4	Ancillary Services/Broadcast Production Agreement dated February 4, 2009 between Nexia Holdings, Inc. and Robert Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of February, 2009.

 Nexia Holdings, Inc.

  /s/ Richard Surber         .
Richard Surber, President